Exhibit 10.10

ORGANICELL REGENERATIVE MEDICINE, INC.

4045 SHERIDAN AVENUE

SUITE 239

MIAMI BEACH, FLORIDA 33140

August 19, 2022

Dr. Maria Ines Mitrani

Dear Maria:

Reference is made to that certain Amended and Restated Executive Employment Agreement dated June 29, 2020 (the “Employment Agreement”), by and between Organicell Regenerative Medicine, Inc., a Nevada corporation (the “Company”) and Dr. Maria Ines Mitrani (“Executive”). In connection with a capital and management restructuring of the Company, the Company and Executive agree to amend the Employment Agreement as follows:

1. Section 3 of the Employment Agreement (Compensation) shall be amended as follows:

(a) Sections 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 3(h), 3(i), 3(k) and 3(m) of the Employment Agreement shall be deleted in their entirety.

(b) Section 3(j) of the Employment Agreement (Car and Mileage Allowance) shall be amended to limit Executive’s car and mileage and car insurance allowances to $1,500 and $400 per month, respectively, based on actual costs incurred.

(c) The last paragraph of Section 3 of the Employment Agreement relating to health insurance coverage is amended to provide that the maximum cost payable by the Company or reimbursable to Executive for health care coverage is $900 per month.

2. Executive waives the right to receive all accrued but unpaid compensation as of the date of this letter agreement, except for two unpaid base salary payments which were outstanding as of July 31, 2022.

3. Section 6 of the Employment Agreement (Change in Control) is deleted in its entirety.

4. The Company and Executive agree that except as amended or modified hereby, the Employment Agreement is ratified, approved and confirmed and remains in full force and effect.

If the foregoing correctly set forth our agreement, please countersign this letter agreement below.

Very truly yours,

ORGANICELL REGENERATIVE MEDICINE, INC.

By:	/s/ Matthew Sinnreich
Matthew Sinnreich, Acting Chief Executive Officer

ACCEPTED AND AGREED TO THIS 19th DAY OF AUGUST, 2022

/s/ Maria Ines Mitrani
Dr. Maria Ines Mitrani